EXHIBIT 99.1

( BW)(TX-DUPONT-PHOTOMASKS)(DPMI) DuPont Photomasks Announces Fiscal Year and Fourth Quarter 2003 Financial Results

ROUND ROCK, Texas—(BUSINESS WIRE)—July 23, 2003—DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the fiscal year and quarter ended June 30, 2003.

Revenue for the quarter was $81.8 million, a 7 percent sequential increase when compared with fiscal 2003’s third quarter and a decrease of 13 percent compared with last year’s fourth quarter revenue of $94.5 million.

Net loss for the fourth quarter of fiscal 2003 was $59.1 million, or $3.27 per share. Fiscal 2003’s fourth quarter results included:

•                  A pre-tax non-cash charge of $43.2 million in accordance with FAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” At fiscal year end, the Company performed a periodic review and evaluation of the carrying value of long-lived assets and determined that, based on revised market assumptions reflecting the sustained industry downturn and the continued under-utilization of production equipment, the carrying value of certain production facilities and equipment in North America and Asia exceeded the current fair value. This non-cash charge was taken to reduce the carrying value of those assets to current fair value;

•                  A $4.4 million pre-tax severance charge related to the previously announced consolidation activities in Europe and North America; and

•                  A $3.6 million tax benefit that primarily resulted from the Company’s decision to carry back its allowable losses in Europe.

In the same period last year, the Company had net income of $1.7 million, or $0.10 per share.

Revenue for fiscal 2003 was $323.1 million, a 6 percent decline from the previous year’s total of $341.9 million. Net loss for fiscal 2003 was $113.5 million, or $6.30 per share, compared with the previous year’s net income $4.0 million, or $0.22 per share.

Marshall Turner, chairman and chief executive officer of DuPont Photomasks, said, “Obviously, 2003 was a very challenging year for DuPont Photomasks and our customers. We made many difficult decisions during the year as the Company adapted to changing market conditions across our industry. As we manage through the near-term issues common throughout the photomask industry, we continue to implement plans that are reconfiguring the Company’s geographic and technological footprint for the future. Our goal remains for DuPont Photomasks to be the premier supplier of microimaging solutions to the semiconductor industry.”

Additional Information: The Company will host a publicly available conference call to review the results on Wednesday, July 23, 2003 at 9:00 a.m. Eastern daylight time. The conference call will be broadcast live at 1-800-915-4836. Also the conference call will be publicly available via a live webcast on DuPont Photomasks’ website at www.photomask.com. In addition to the live webcast, a replay will be available to the public on DuPont Photomasks’ website. A replay of the conference call will be available for 48 hours following the call at 1-800-428-6051 (code #299099).

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $323 million in fiscal 2003. Information about the Company can be found at www.photomask.com.

Forward-Looking Statements

Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company’s strategy. Such forward-looking statements are generally accompanied by words such as “intend,” “may,” “plan,” “expect,” “believe,” “should,” “would,” “could,” “anticipate” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 9, 2002 and the Form 10-Q dated May 8, 2003: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

DuPont Photomasks, Inc.

Consolidated Income Statements

(unaudited; $ in thousands except per share amounts;

quarter and year ended June 30, 2003 and 2002)

	Q403	Q402	2003	2002

Revenue, net	$81,768	$94,468	$323,118	$341,911
Cost of Goods Sold	77,079	71,825	293,303	271,968
Selling, General and Administrative Expense	12,372	11,156	43,880	41,151
Research and Development Expense	7,903	9,221	29,651	30,295
Special Charges	4,397	—	26,135	7,393
Impairment of long-lived assets	43,243	—	43,243	—

Operating Income (Loss)	(63,226)	2,266	(113,094)	(8,896)
Other Income (Expense), net	90	(120)	(872)	11,311

Income (Loss) Before Income Taxes and Minority Interest	(63,136)	2,146	(113,966)	2,415
Benefit from Income Taxes	(3,598)	(1,543)	(2,243)	(8,564)

Income (Loss) Before Minority Interest	(59,538)	3,689	(111,723)	10,979
Minority Interest in (Income) Loss of Joint Ventures	394	(1,948)	(1,787)	(6,949)

Net Income (Loss)	$(59,144)	$1,741	$(113,510)	$4,030

Earnings (Loss) Per Share:

Basic	$(3.27)	$0.10	$(6.30)	$0.23
Diluted	(3.27)	0.10	(6.30)	0.22

Weighted Average Shares Outstanding:

Basic	18,063,601	17,926,057	18,016,103	17,877,016
Diluted	18,063,601	18,120,821	18,016,103	18,134,720

DuPont Photomasks, Inc.

Consolidated Balance Sheets

(unaudited; $ in thousands)

	Jun. 2003	Jun. 2002

Cash and Cash Equivalents	$250,355	$138,918
Accounts Receivable, net	55,308	66,511
Inventories, net	13,434	11,633
Other Current Assets	17,159	39,573

Total Current Assets	336,256	256,635
Property and Equipment, net	384,669	462,147
Other Assets, net	78,382	54,013

Total Assets	$799,307	$772,795

Accounts Payable	$60,688	$56,539
Other Current Liabilities	62,146	66,797

Total Current Liabilities	122,834	123,336
Other Liabilities	317,528	179,796
Stockholders’ Equity	358,945	469,663

Total Liabilities and Stockholders’ Equity	$799,307	$772,795

DuPont Photomasks, Inc.

Consolidated Statements of Cash Flows

(unaudited; $ in thousands; year ended June 30, 2003 and 2002)

	2003	2002

Cash Flows from Operating Activities:
Net Income (Loss)	$(113,510)	$4,030
Depreciation and Amortization	99,996	92,166
Special Charges	26,135	7,393
Impairment of long- lived assets	43,243	—
Other	4,060	(17,145)
Changes in Assets and Liabilities	(4,128)	(23,766)

Net Cash Provided by Operating Activities	55,796	62,678
Net Cash Used in Investing Activities	(67,429)	(75,080)
Net Cash Provided by Financing Activities	122,723	8,102
Effect of Exchange Rate Changes on Cash	347	4,628

Net Cash Flow	$111,437	$328

CONTACT:           DuPont Photomasks, Inc.

Tom Blake, 512-310-6562

tom.blake@photomask.com